Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, July 27, 2017	(302) 857-3292

DOVER MOTORSPORTS, INC.

REPORTS RESULTS FOR THE SECOND QUARTER OF 2017

Dover Motorsports, Inc. (NYSE: DVD) today reported results for the three months ended June 30, 2017.

The Company promoted a NASCAR triple-header and hosted the Firefly Music Festival in Dover during the second quarter of 2017 and 2016. The Company leases a portion of its Dover facility to the promoter of Firefly, provides logistical assistance and handles certain concessions for which the Company retains a percentage of the gross sales.

Revenues for the second quarter of 2017 increased slightly to $25,587,000 from $25,253,000 for the second quarter of 2016. The increase is primarily from the scheduled increase in broadcasting revenue, partially offset by lower admissions revenue for the Dover NASCAR weekend.

Operating and marketing expenses were $14,100,000 in the second quarter of 2017 compared to $13,847,000 in the second quarter of 2016. The increase was due to the scheduled increase in purse and sanction fees for the Dover NASCAR weekend.

General and administrative expenses decreased slightly to $1,783,000 in the second quarter of 2017 from $1,820,000 in the second quarter of 2016.

Depreciation expense decreased slightly to $823,000 in the second quarter of 2017 from $867,000 in the second quarter of 2016. The 2016 expense includes $68,000 of accelerated depreciation from a change in the estimated useful lives of facilities we decided to renovate during 2016.

Net interest expense of $68,000 in the second quarter of 2017 remained consistent compared to $66,000 in the second quarter of 2016.

Provision for contingent obligation was $11,000 during the second quarter of 2017 compared to $70,000 during the second quarter of 2016 primarily due to changes in discount rates.

Earnings before income taxes for the second quarter of 2017 were $8,808,000 compared with $8,575,000 for the second quarter of 2016.

Net earnings for the second quarter of 2017 were $5,203,000 or $0.14 per diluted share compared to $5,066,000 or $0.14 per diluted share in the second quarter of 2016.

At June 30, 2017, the Company’s total indebtedness was $11,200,000 compared with $1,500,000 at June 30, 2016. The increase is attributable to the timing of receipt of our share of broadcast revenue. The Company received its broadcast revenue from NASCAR in July of 2017. In 2016, broadcast revenues were received in June.

As previously reported, on July 21, 2017 we extended our agreement for the sale of our Nashville facility for an additional thirty days to allow for time to finalize agreements for a restructured transaction that contemplates the immediate sale of 150 acres at $35,000 per acre and the grant of a three year option on an additional 150 acres at $55,000 per acre. Assuming both transactions close, we would still have more than 1,000 acres and the speedway would remain intact while we continue to explore future development options.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of NASCAR sanctioned and other motorsports events in the United States whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Admissions	$3,446	$3,682	$3,446	$3,682
Event-related	4,634	4,674	4,744	4,813
Broadcasting	17,505	16,890	17,505	16,890
Other	2	7	2	7

	25,587	25,253	25,697	25,392

Expenses:
Operating and marketing	14,100	13,847	15,154	15,053
General and administrative	1,783	1,820	3,791	3,774
Costs to remove long-lived assets	—	—	286	—
Depreciation	823	867	1,644	1,763

	16,706	16,534	20,875	20,590

Operating earnings	8,881	8,719	4,822	4,802

Interest expense, net	(68)	(66)	(116)	(125)
Provision for contingent obligation	(11)	(70)	(52)	(56)
Other income (expense)	6	(8)	46	(8)

Earnings before income taxes	8,808	8,575	4,700	4,613

Income tax expense	(3,605)	(3,509)	(1,902)	(1,890)

Net earnings	$5,203	$5,066	$2,798	$2,723

Net earnings per common share:
Basic	$0.14	$0.14	$0.08	$0.07

Diluted	$0.14	$0.14	$0.08	$0.07

Weighted average shares outstanding:
Basic	36,308	36,245	36,307	36,248
Diluted	36,308	36,245	36,307	36,248

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP EARNINGS BEFORE INCOME TAXES

TO ADJUSTED EARNINGS BEFORE INCOME TAXES

AND RECONCILIATION OF GAAP NET EARNINGS TO ADJUSTED NET EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP earnings before income taxes	$8,808	$8,575	$4,700	$4,613
Accelerated depreciation (1)	—	68	—	159
Costs to remove long-lived assets (2)	—	—	286	—

Adjusted earnings before income taxes	$8,808	$8,643	$4,986	$4,772

GAAP net earnings	$5,203	$5,066	$2,798	$2,723
Accelerated depreciation, net of income taxes (1)	—	40	—	94
Costs to remove long-lived assets, net of income taxes (2)	—	—	167	—

Adjusted net earnings	$5,203	$5,106	$2,965	$2,817

GAAP net earnings per common share - basic and diluted	$0.14	$0.14	$0.08	$0.07
Accelerated depreciation, net of income taxes (1)	—	—	—	—
Costs to remove long-lived assets, net of income taxes (2)	—	—	—	—

Adjusted net earnings per common share - basic and diluted	$0.14	$0.14	$0.08	$0.07

(1)	During the first quarter of 2016, we began a renovation project of certain track related assets at our Dover International Speedway facility which was completed in the first quarter of 2017. As a result, we shortened the service lives of these assets which resulted in accelerated depreciation being recorded in the first and second quarters of 2016.
(2)	Costs to remove long-lived assets represents costs incurred to remove and dispose of certain grandstand seating at our Dover International Speedway facility.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP. Non-GAAP adjusted earnings before income taxes, adjusted net earnings and adjusted net earnings per common share - basic and diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned accelerated depreciation and costs to remove long-lived assets. Income taxes are based on our approximate statutory tax rates applicable to each of these items. We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to earnings before income taxes, net earnings or net earnings per common share - basic and diluted, which are determined in accordance with GAAP.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	June 30,	June 30,	December 31,
	2017	2016	2016
ASSETS
Current assets:
Cash	$1	$1	$1
Accounts receivable	14,453	1,565	419
Inventories	17	16	17
Prepaid expenses and other	995	977	1,104
Assets held for sale	26,000	26,000	26,000

Total current assets	41,466	28,559	27,541

Property and equipment, net	52,800	53,502	52,723
Other assets	1,068	914	1,022

Total assets	$95,334	$82,975	$81,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$874	$647	$347
Accrued liabilities	4,036	3,079	2,858
Payable to Dover Downs Gaming & Entertainment, Inc.	33	14	7
Income taxes payable	1,666	1,405	218
Deferred revenue	2,252	2,403	1,355

Total current liabilities	8,861	7,548	4,785

Revolving line of credit, net	11,200	1,500	3,840
Liability for pension benefits	3,928	3,668	4,143
Provision for contingent obligation	1,854	1,783	1,802
Deferred income taxes	12,692	13,703	12,911

Total liabilities	38,535	28,202	27,481

Stockholders’ equity:
Common stock	1,838	1,829	1,828
Class A common stock	1,851	1,851	1,851
Additional paid-in capital	101,988	101,747	101,858
Accumulated deficit	(45,542)	(47,578)	(48,340)
Accumulated other comprehensive loss	(3,336)	(3,076)	(3,392)

Total stockholders’ equity	56,799	54,773	53,805

Total liabilities and stockholders’ equity	$95,334	$82,975	$81,286

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Operating activities:
Net earnings	$2,798	$2,723
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation	1,644	1,763
Amortization of credit facility fees	32	48
Stock-based compensation	245	171
Excess tax benefits from stock-based compensation	—	(27)
Deferred income taxes	(258)	(80)
Provision for contingent obligation	52	56
Changes in assets and liabilities:
Accounts receivable	(14,034)	(1,392)
Inventories	—	56
Prepaid expenses and other	46	143
Accounts payable	561	459
Accrued liabilities	1,098	(136)
Payable to/receivable from Dover Downs Gaming & Entertainment, Inc.	26	58
Income taxes payable/prepaid income taxes	1,449	1,405
Deferred revenue	897	1,125
Liability for pension benefits	(131)	(63)

Net cash (used in) provided by operating activities	(5,575)	6,309

Investing activities:
Capital expenditures	(1,675)	(1,671)
Purchases of available-for-sale securities	(126)	(103)
Proceeds from sale of available-for-sale securities	121	24

Net cash used in investing activities	(1,680)	(1,750)

Financing activities:
Borrowings from revolving line of credit	12,140	12,720
Repayments on revolving line of credit	(4,780)	(17,120)
Repurchase of common stock	(105)	(186)
Excess tax benefits from stock-based compensation	—	27

Net cash provided by (used in) financing activities	7,255	(4,559)

Net change in cash	—	—
Cash, beginning of period	1	1

Cash, end of period	$1	$1